September [*], 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Almost Family, Inc. on October 13, 2008. The meeting will be held at the Company’s headquarters at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, at 9:00 a.m. local time.

The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

Please take the time to read carefully the three proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

William B. Yarmuth
Chairman of the Board,
President & CEO

ALMOST FAMILY, INC.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 13, 2008

To the Stockholders:

The Annual Meeting of Stockholders (the "Annual Meeting") of Almost Family, Inc. (the "Company"), will be held at the Company’s headquarters, 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, on October 13, 2008, at 9:00 a.m. local time for the following purposes:

(1)	To elect a Board of seven directors to serve until the next annual meeting of stockholders;

(2)	To ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2008;

(3)	To approve the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Almost Family common stock; and

(4)	To transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on August 26, 2008 are entitled to receive notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for a period of ten days before the meeting at the Company’s offices located at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky.

By Order of the Board of Directors

C. Steven Guenthner
Secretary

Louisville, Kentucky

September [*], 2008

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

ALMOST FAMILY, INC.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 13, 2008

Introduction

This proxy statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Almost Family, Inc., a Delaware corporation (the "Company"), to be voted on at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. In this proxy statement, references to the "Company," "we," "us," or "our" refer to Almost Family, Inc. This proxy statement and accompanying proxy are first being mailed to stockholders on or about September [*], 2008.

Date, Time and Place

The Annual Meeting will be held at the Company’s headquarters, at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, on October 13, 2008, at 9:00 a.m., local time, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting.

Record Date and Voting Securities

The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on August 26, 2008. Only holders of record of shares of our common stock, par value $.10 per share (the "Common Stock") on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were [8,130,540] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There is no cumulative voting.

The presence either in person or by proxy of the holders of a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required for the transaction of business at the Annual Meeting. You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you want to vote in person at the Annual Meeting, and you hold your Common Stock through a securities broker (that is, in street name), you must obtain a proxy from your bank, broker or other holder of record and bring that proxy to the Annual Meeting.

Voting of Proxies

Shares of Common Stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by the stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists.

If you "abstain" or otherwise do not vote on the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Company Common Stock, it has the same effect as a vote against the amendment (regardless of whether you are a stockholder of record or a street name stockholder).

If you return a properly executed proxy card without indicating your vote, your shares will be counted as present for purposes of establishing a quorum and your shares will be voted for election of the individuals nominated as directors, for ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year, and for approval of the amendment of the Company's Restated Certificate of Incorporation.

If you are a street name stockholder (that is, you hold your Common Stock through a securities broker) and you don't vote your shares, your shares will be counted as present for purposes of establishing a quorum and your bank, broker or other holder of record can vote your shares at its discretion on the election of directors and the ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2008, and your shares will have the same effect as a vote against the amendment of the Company's Restated Certificate of Incorporation.

If any other matter is brought before the Annual Meeting, shares represented by proxies will be voted by the proxy holders as directed by a majority of the Board.

Votes Required

Each of the proposals will be considered separately.

Item 1—Election of Directors

The affirmative vote of a plurality of the votes entitled to be cast by the holders of Common Stock present in person or represented by proxy is required to elect each director nominee. Proxies cannot be voted for a greater number of persons than are named. Abstentions from voting will have no effect on the election of directors.

Item 2—Ratification of the Appointment of the Independent Auditor

The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2008 is approved if the number of shares voted in favor exceeds the number of shares voted against.

Item 3—Approval of Amendment to the Company's Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Almost Family Common Stock

The affirmative vote of the holders of a majority of the outstanding shares of all stock entitled to a vote at the Annual Meeting is required to approve the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Company Common Stock. If you "abstain" or otherwise do not vote on this proposal, it has the same effect as a vote against the amendment.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Revocability of Proxies

A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company's main office address at any time before the Annual Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting, or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Stock, and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith. In addition, the Company may retain an outside proxy solicitation firm to assist the Company in the distribution of proxy materials and solicitation of votes, at an anticipated cost to the Company of approximately $10,000 plus reasonable out-of-pocket expenses incurred by the proxy solicitor in connection with the proxy solicitation services.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

Set forth below is a list of Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board.

Name	Age	Position or Office	Director Since
William B. Yarmuth	56	Chairman of the Board, President and Chief Executive Officer	1991
Steven B. Bing	61	Director	1992
Donald G. McClinton	75	Director	1994
Tyree G. Wilburn	56	Director	1996
Jonathan D. Goldberg	57	Director	1997
W. Earl Reed, III	56	Director	2000
Henry M. Altman, Jr.	71	Director	2004

William B. Yarmuth. Mr. Yarmuth has been a director of the Company since 1991, when the Company acquired National Health Industries, where Mr. Yarmuth was Chairman, President and Chief Executive Officer. After the acquisition, Mr. Yarmuth became the President and Chief Operating Officer of the Company. Mr. Yarmuth became Chairman and CEO in 1992. He was Chairman of the Board, President and Chief Executive Officer of National Health Industries from 1981 to 1991.

Steven B. Bing. Mr. Bing was elected a director in 1992. From 1999 to 2007, Mr. Bing served with Prosperitas Investment Partners, L.P., a private investment company located in Louisville, Kentucky, most recently as its Chief Operating Officer. He is also a director of various closely-held business entities. Since 2005, Mr. Bing has served as Senior Vice President Sales & Marketing, New Business and Video Services for National Rural Telecommunications

Cooperative, a member owned cooperative in Herndon, Virginia serving in excess of 1,200 telephone and electric cooperatives across the country.

Donald G. McClinton. Mr. McClinton was elected a director in 1994. Mr. McClinton was President and part owner of Skylight Thoroughbred Training Center, Inc., a thoroughbred training center, until 2002, when it was sold. From 1986 to 1994, Mr. McClinton was co-chairman of Interlock Industries, a privately held conglomerate in the metals and transportation industries.

Tyree G. Wilburn. Mr. Wilburn was elected a director in 1996. Since 2003, Mr. Wilburn has served as Chairman of the Board, President and Chief Executive Officer of Merit Health Systems, LLC, a private hospital management company. He was a private investor from 1996 to 2002. From 1992 to 1996, Mr. Wilburn was Chief Development Officer of Community Health Systems, Inc., and, most recently, Executive Vice President and Chief Financial and Development Officer. From 1974 to 1992, Mr. Wilburn was with Humana Inc. where he held senior and executive positions in mergers and acquisitions, finance, planning, hospital operations, audit and investor relations. He is also a director of several private companies.

Jonathan D. Goldberg. Mr. Goldberg was elected a director in 1997. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky and has served in that capacity since 1991.

W. Earl Reed, III. Mr. Reed was elected a director in 2000. Since 1998, Mr. Reed has served as Chief Executive Officer of The Allegro Group, a healthcare financial advisory that advises public and private healthcare organizations including providing interim management services. From August 2005 to September 2007, Mr. Reed served as Chief Executive Officer and Chairman of the Board of LifeCare Holdings, Inc., a privately owned operator of 18 long-term hospitals. From May 2000 to December 2001, Mr. Reed served as Chairman, President and Chief Executive Officer of Rehab Designs of America Corporation, a private venture capital backed orthotics and prosthetics healthcare company, as part of a turnaround project. From 1987 to 1998, Mr. Reed was Chief Financial Officer and member of the board of directors of Vencor, Inc.

Henry M. Altman, Jr. Mr. Altman was elected a director in 2004. Mr. Altman retired in 2002 following over 40 years of experience in public accounting, most recently serving as the president and managing director of the Deming, Malone, Livesay & Ostroff CPA firm. He is currently the owner of Altman Consulting, an independent business consulting firm. Mr. Altman currently serves on the boards of Jewish Hospital & St. Mary’s HealthCare. He also serves on the boards of Nucleus and the Institute for Bioethics, Health Policy and Law. He also serves both on the Board and Executive Committee of The Community Foundation of Louisville and the Cardiovascular Innovation Institute. In 2001, Mr. Altman was presented with the inaugural Kentucky Hospital Association Health Care Governance Award.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR OF THE COMPANY.

Meetings of the Board of Directors

The Board met on 6 occasions during the year ended December 31, 2007. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his period of service. In addition, all members of the Board are expected to attend the Annual Meeting and did so in 2007.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All members of these committees are "independent" as defined in rules and listing standards applicable to the Company.

Audit Committee. As described in its charter, the principal duties of the Audit Committee include appointing the Company’s independent auditors, reviewing the scope of the audit, reviewing the corporate accounting practices and policies with the independent auditors, reviewing with the independent auditors their final report, reviewing with independent auditors overall accounting and financial controls and consulting with the independent auditors. The Audit Committee is also responsible for the review and approval of all related-party transactions required to be disclosed under the rules of the Securities and Exchange Commission; the Company is not currently a party to any such transactions. A copy of the Audit Committee charter is available in its entirety on the Company’s website, www.almostfamily.com. All of the members of the Audit Committee are "independent," as that term is defined in the applicable rules for companies traded on The NASDAQ Global Select Market and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The members of the Audit Committee are Messrs. Goldberg, Reed (Chair), and Wilburn. The Board has designated Mr. Reed as the "audit committee financial expert" within the meaning of the SEC rules. The Audit Committee held 5 meetings during 2007.

Compensation Committee. The principal duties of the Compensation Committee are to review the compensation of directors and officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Compensation Committee also administers the Company's employee stock incentive plans. The Compensation Committee does not have a written charter. The Compensation Committee makes all compensation decisions regarding the top three Named Executive Officers but has typically delegated to the CEO, subject to the committee’s review, compensation decisions regarding the remaining Named Executive Officers. During 2007, the Committee engaged, on behalf of the Company, Mercer Human Resources Consulting to assist management and the Committee in evaluating the Company’s executive compensation program. All of the members of the Compensation Committee are "independent" under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the Compensation Committee are Messrs. Bing, Goldberg (Chair), McClinton, Reed, and Wilburn. The Compensation Committee held 3 meeting during 2007.

Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which charter sets forth the functions and responsibilities of the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee charter is available in its entirety on the Company’s website, www.almostfamily.com. As described in its charter, the Nominating and Corporate Governance Committee exercises general oversight with respect to the governance of the Board, including with respect to the identification and recommendation to the Board of proposed nominees for election to the Board. All of the members of the Nominating and Corporate Governance Committee are "independent" under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the Nominating and Corporate Governance Committee are Messrs. Bing, Goldberg (Chair), and Wilburn. The Nominating and Corporate Governance Committee held 1 meeting during 2007.

Policy Regarding Consideration of Candidates for Director

Stockholder Nominees

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director nominees at the 2008 annual meeting if stockholders comply with the requirements of the Company’s by-laws; a copy of the relevant section of the by-laws may be obtained from the Company's Secretary. To be considered timely for the 2008 annual meeting, stockholders should submit nominations, if any, not less than 30 days before the 2008 annual meeting, to the Company’s Corporate Secretary, at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223. Stockholder nominations should include, among other items, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the class and number of shares of Common Stock which are beneficially owned by the nominee on the date such nomination is submitted, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934. The stockholder nominating such nominee should also include the name and address of such stockholder and any other stockholders known by such stockholder to be supporting such nominee as they appear on the Company's books along with the class and number of shares of Common Stock which are beneficially owned on the date of the nomination by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee.

Director Qualifications

The Nominating and Corporate Governance Committee seeks to ensure that the majority of directors qualify as "independent" under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The Nominating and Corporate Governance Committee will review with the Board the requisite skills and characteristics for potential nominees. This assessment will include consideration of the nominees' qualification as independent as well as their background, board skill needs, diversity and business experience. The Board will seek individuals who have displayed high ethical standards, integrity and sound business judgment.

The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interest of the Company and its stockholders. The manner in which the Nominating and Corporate Governance Committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for using such services if needed as may be determined at the discretion of the Nominating and Corporate Governance Committee.

Code of Ethics

The Board has approved and adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer of the Company. The Code of Ethics and Business Conduct is available in its entirety on the Company’s website, www.almost-family.com. The Company intends to post amendments to, or waivers from, its Code of Ethics and Business Conduct, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

Pursuant to prior authorization of the Company’s Board, the Audit Committee has appointed the firm of Ernst & Young LLP to serve as the independent public accountants to audit the financial statements of the Company for the year ended December 31, 2008. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider such appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions, as appropriate.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

PROPOSAL 3

APPROVAL OF THE AMENDMENT OF

ALMOST FAMILY'S RESTATED CERTIFICATE OF INCORPORATION

The Board unanimously recommends amending the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Almost Family Common Stock from 10,000,000 shares to 25,000,000 shares. The amendment would not change the number of authorized shares of preferred stock or the par value per share of any stock.

The primary reason the Board is recommending this amendment to the Company's Restated Certificate of Incorporation is to provide the Board with the flexibility with respect to a wide variety of potential corporate purposes, including financings, mergers and acquisitions, issuances under equity compensation plans, stock splits in the form of stock dividends, and other general corporate uses. The Board does not have any present plans to issue the additional shares.

As of August 26, 2008, there were approximately [8,130,540] shares of Common Stock outstanding, leaving approximately [1,869,460] shares of Common Stock available for future issuance, of which remaining shares approximately [932,004] are reserved for issuance pursuant to equity incentive plans previously approved by the Company’s stockholders. No shares of Almost Family preferred stock are issued and outstanding.

The additional shares of Common Stock will, if and when issued, be identical to the shares of Common Stock now authorized and outstanding. The increase in authorized shares will not affect the rights of current stockholders, but issuance of the shares could decrease each existing stockholder's proportionate equity ownership.

The additional shares can be issued by the Board, without further stockholder action except as required by law or stock exchange regulations. The Board believes that this flexibility is in the best interests of the Company and its stockholders. The resolution adopted by the Board recommending this proposal states:

RESOLVED: That the Board of Directors of the Corporation hereby approves and declares it advisable that the Restated Certificate of Incorporation be amended (the "Amendment") by deleting in its entirety the second paragraph of Article FOURTH – I, as previously amended, and replacing it with the following paragraph:

"The Corporation is authorized to issue 25,000,000 shares of common stock, par value $.10 per share (“Common Stock”) and 2,000,000 shares of Series Preferred Stock, $.05 par value per share (“Preferred Stock”).

If this proposal is approved, the Amendment to the Restated Certificate of Incorporation will become effective upon filing the Amendment with the Delaware Secretary of State.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ALMOST FAMILY COMMON STOCK.

STOCK OWNERSHIP INFORMATION

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock of (i) the Named Executive Officers, as defined herein, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Company has no shares of Preferred Stock outstanding.

Shares of Common Stock Beneficially Owned (1)
Directors and Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Class
William B. Yarmuth 9510 Ormsby Station Road, Suite 300 Louisville, KY 40223	613,294	(2)	7.5%

C. Steven Guenthner	183,320	(3)	2.3%
Steven B. Bing	1,805		*
Donald G. McClinton	95,307	(4)	1.2%
Tyree G. Wilburn	52,125	(5)	*%
Jonathan D. Goldberg	114,195	(6)	1.4%
W. Earl Reed, III	145,679	(7)	1.8%
Henry M. Altman, Jr.	21,125	(8)	*
Patrick T. Lyles	80,962	(9)	1.0%
Anne T. Liechty	25,555		*
Phyllis D. Montville	2,250		*
John B. Walker	2,250		*
Directors and Named Executive Officers as a Group (12 persons)	1,339,117	(10)	16.5%

* Represents less than 1% of class.

(1)        Based upon information furnished to the Company by the named persons, information contained in filings with the Securities and Exchange Commission (the "Commission"), and on the [8,130,540] shares of common stock issued and outstanding as of August 26, 2008. Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of Common Stock set forth opposite such person's name. [All share numbers and percentages are to be updated to reflect actual amounts on Record Date.]

(2)        Includes 5,924 shares as to which Mr. Yarmuth shares voting and investment power pursuant to a family trust and 7,500 shares subject to currently exercisable options.

(3)	Includes 36,764 shares subject to currently exercisable options.

(4)        Includes 21,125 shares subject to currently exercisable options and 29,182 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(5)	Includes 17,125 shares subject to currently exercisable options.

(6)        Includes 17,125 shares subject to currently exercisable options and 45,970 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(7)        Includes 33,125 shares subject to currently exercisable options and 12,554 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(8)	Includes 11,125 shares subject to currently exercisable options.

(9)	Includes 22,500 shares subject to currently exercisable options.

(10)      Includes currently exercisable options held by all directors and executive officers as a group to purchase 234,720 shares of Common Stock and 87,706 phantom shares held by Non-Employee Directors within the Non-Employee Directors Deferred Compensation Plan.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the compensation earned for the time period served as an executive officer during the last fiscal year by: (1) the President and Chief Executive Officer, (2) the Chief Financial Officer, and (3) each of the three other highest compensated executive officers of the Company serving at December 31, 2007 (collectively, the "Named Executive Officers").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William B. Yarmuth Chairman of the Board, President & CEO	2007 2006	408,369 375,481	- -	- -	56,660 -	400,530 390,000	- -	1,242 938	886,801 766,419
C. Steven Guenthner Sr. Vice President, Secretary/Treasurer & CFO	2007 2006	233,316 219,421	- -	- -	28,330 -	176,029 170,000	- -	-	437,675 389,421
Patrick T. Lyles Sr. Vice President	2007 2006	209,874 195,412	- -	- -	16,998 -	142,508 138,000	-	-	369,380 333,412
Anne T. Liechty Sr. Vice President-Visiting Nurse Operations	2007 2006	168,986 156,379	- -	- -	9,443 -	102,000 150,000	- -	1,175 1,016	281,604 307,395
Phyllis D. Montville Sr. Vice President - Operations	2007 2006	168,077 145,000	- -	- -	9,443 -	75,000 50,000	- -	2,352 -	254,872 195,000

In 2007, the fair value of each option award was estimated on the date of grant using the Monte Carlo option valuation model with suboptimal exercise behavior. The Company adopted the Monte Carlo option valuation pricing model in 2007. This lattice model places greater emphasis on market evidence and predicts more realistic results, because it considers open form information including volatility, employee exercise behaviors and turnover. The following assumptions were used for the year ended December 31, 2007: equivalent interest rate of 4.80%, equivalent volatility of approximately 44.79%, implied expected lives of 3.5 years, and expected lives of 7.4 years.

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2007.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
William B. Yarmuth	2/12/07	30,000	19.40	256,110
C. Steven Guenthner	2/12/07	15,000	19.40	128,055
Patrick T. Lyles	2/12/07	9,000	19.40	76,833
Anne T. Liechty	2/12/07	5,000	19.40	42,685
Phyllis D. Montville	2/12/07	5,000	19.40	42,685

The following table provides information on the stock option holdings as of December 31, 2007 for the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unearned Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plans Awards:
								Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)
William B. Yarmuth	0	30,000 (2)		19.40	2/11/17
C. Steven Guenthner	33,014 (1)	15,000 (2)		2.13 19.40	2/03/11 2/11/17
Patrick T. Lyles	20,000 (1)	9,000 (2)		2.13 19.40	2/03/11 2/11/17

Anne T. Liechty	0	5,000 (2)	19.40	2/11/17
Phyllis Montville	0	5,000 (2)	19.40	2/11/17

(1)

Options granted pursuant to the Company's Amended and Restated 2000 Stock Option Plan. On the effective date of the January 2007 2-for-1 stock split the number of shares was multiplied by two and the exercise price was divided by two. Information is presented as adjusted for the 2-for-1 stock split. Options vest over 3 years and were fully vested on 2/5/2004.

(2)	Options granted pursuant to the Company's Amended and Restated 2000 Stock Option Plan. Options vest over 3 years and will be vested on 2/10/2010.

The following table provides information on the stock options exercised by the Named Executive Officers in 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

William B. Yarmuth	382,516	7,756,299	-	-
C. Steven Guenthner	14,634	297,421	-	-
Patrick T. Lyles	33,896	698,173	-	-
Anne T. Liechty	-	-	-	-
Phyllis D. Montville	-	-	-	-

Employment Agreement and Change of Control Agreement

The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board, President and Chief Executive Officer. The agreement had an initial term of two years and provides that it will automatically be renewed for successive one-year terms. Either the Company or Mr. Yarmuth may terminate the agreement as of the last day of any renewal term by giving at least 60 days' prior written notice of termination. In addition, the Company may by decision of the Board of Directors terminate the agreement at any time by written notice to Mr. Yarmuth. Mr. Yarmuth is entitled to certain payments upon termination of employment with the Company. If Mr. Yarmuth's employment is terminated under either provision stated above, he would be entitled to a payment equal to two times the base salary earned by him during the preceding twelve months, payable within 30 days following termination. As of December 31, 2007, this amount would have been $790,000. If Mr. Yarmuth's employment is terminated by reason of his death or disability, he would be entitled to an amount equal to the excess of (i) 200% of his base salary over (ii) the present value of the disability payments to be received by him under any disability insurance policy maintained and paid for by the Company, if any, during the first two years in which such payments are to be received. This amount is payable within 90 days following the date of his death or disability.

Following a "change of control," as defined in the employment agreement, if Mr. Yarmuth's employment with the Company is terminated for any reason (including cause, as defined) other than death or disability, he would be entitled to 290% of the base salary and bonus payments paid to him during the one-year period immediately preceding termination. This payment would be in a lump sum on the date of termination. As of December 31, 2007, this amount would have been $2,276,500. For purposes of the agreement, a "change of control" includes (i) any person's acquisition of 50% or more of the Company's common stock, (ii) 75% or more of the Company's directors being replaced, unless the current directors approved of the replacements, and (iii) stockholder approval of a merger or consolidation of the Company or its complete liquidation. If any of the above payments would be subject to excise taxes, then Mr. Yarmuth would be entitled to receive a payment for the purpose of assuring that he receives all compensation to which the excise tax applies absolutely net of the excise tax.

The agreement includes a covenant not to compete that prohibits Mr. Yarmuth from competing with the Company within any county of any state in which the Company was at the time of termination conducting business or had a bona fide plan to begin conducting business.

No other Named Executive Officer has termination or change in control arrangements.

Directors' Compensation

The following table summarizes compensation paid to non-employee directors for 2007. Mr. Yarmuth is the only employee director and he does not receive any additional compensation for his service on the board of directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William B. Yarmuth	-	-	-		-	-	-
Steven B. Bing	22,500	-	8,499	-	-	-	30,999
Donald G. McClinton	-	-	8,499	-	-	24,969	33,468
Tyree G. Wilburn	32,500	-	8,499	-	-	-	40,999
Jonathan D. Goldberg	-	-	8,499	-	-	42,722	51,221

W. Earl Reed, III	30,500	-	8,499	-	-	-	38,999
Henry M. Altman, Jr.	21,000	-	8,499	-	-	-	29,499

The grant date fair value of option awards for Messrs. Bing, McClinton, Wilburn, Goldberg, Reed and Altman is $38,417. There were 27,000 options outstanding at December 31, 2007.

The Company has a Non-Employee Directors Deferred Compensation Plan which allows directors to elect to receive fees for Board services in the form of shares of the Company's common stock. The Plan authorized 200,000 shares for such use. As of December 31, 2007, 117,040 shares have been allocated in deferred accounts, 8,622 have been issued to previous directors and 74,338 remain available for future allocation. Allocated shares are to be issued to directors when they cease to be directors or upon a change in control. Directors' fees are expensed as incurred whether paid in cash or deferred into the Plan. Amounts shown in the column "All Other Compensation" above represent 2007 fees deferred into the Non-Employee Directors Deferred Compensation Plan by the respective directors.

In February 2007, the Company implemented the recommendations of Mercer regarding compensation of non-employee directors. As a result, the Company has targeted cash compensation between the 25th and 50th percentile of the peer group. For 2008, Directors will be compensated according to the following table:

Annual Retainer	$15,000

Chairman of audit committee additional retainer	$7,500

Chairman of compensation committee additional retainer	$5,000

Meeting fee per board meeting attended	$1,500

Meeting fee per committee meeting attended	$1,000

The Company also reimburses directors for the reasonable expenses they incur to attend board of directors, board committee and shareholder meetings. In addition, in 2007, the board approved an annual grant of options to purchase 4,500 shares of common stock to each non-employee director, which have an exercise price equal to fair market value (as defined below) on date of grant. The option shall be exercisable with respect to 25% of the shares on the first anniversary of the grant date, and with respect to an additional 25% on each subsequent anniversary of the grant date until the option is fully vested on the fourth anniversary of the grant date. The 2007 grant to each of the six non-employee directors was made on February 12, 2007. The options have an exercise price of $19.40, which was the last reported trade (fair market value) of our stock on the date of grant.

During 2007, each director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board is comprised of Messrs. Bing, Goldberg, McClinton, Reed and Wilburn, each a non-employee director of the Company. None of our executive officers serves on the Compensation Committee or board of directors of any other company of which any members of our Compensation Committee or any of our directors is an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s executive compensation program is designed to (1) motivate and retain executive officers, (2) reward the achievement of short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align executive officers’ interests with those of the Company’s shareholders. The primary elements of the Company’s compensation program are base salary, annual cash incentive awards and equity-based compensation. The Company believes that each element supports one or more of the objectives of the Company’s compensation program and provides sufficient flexibility to the Compensation Committee (the Committee”) to structure future awards to address new issues and challenges facing the Company. The Company’s executive compensation program attempts to target total direct compensation for the Named Executive Officers (as defined herein) between the 50 th and 75 th percentiles of the healthcare industry, depending upon the individual performance of the Named Executive Officer, his level of responsibility, and the performance of the Company. The Company believes that this range of compensation allows it to attract and retain qualified and experienced healthcare executives.

Performance Measures

The primary elements of the Company’s executive compensation program are designed to promote the achievement of financial operating goals established by the Committee and to increase shareholder value. The Company uses a cash incentive plan providing annual short-term incentives for achievement of goals. These plans provide certain of the Named Executive Officers with the opportunity to earn cash awards for achieving financial operating goals primarily related to targeted levels of earnings per share. The Company believes that this measure is generally used by investors to value the Company’s Common Stock.

The equity-based component of the Company’s executive compensation program is designed to incentivize the Named Executive Officers to increase the value of the Company’s Common Stock. As such, equity-based compensation directly links the total direct compensation of the Named Executive Officers to increases in stock price appreciation and shareholder value.

The Executive Compensation Process

The Committee is comprised of five directors, each of whom is independent as defined under the Nasdaq listing standards and qualifies as an outside director within the meaning of Section 162(m) of the Code and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Committee meets periodically to review and oversee the Company’s executive compensation program. The Committee makes all compensation decisions regarding the top three Named Executive Officers but has typically delegated to the CEO subject to the committee’s review, compensation decisions regarding the remaining Named Executive Officers. On an annual basis, the Committee reviews base salaries and incentive compensation targets for the Named Executive Officers, for the upcoming fiscal year. At this time, the Committee also determines whether performance targets under each of the cash incentive plans were achieved for the prior fiscal year.

During 2006, the Company engaged Mercer Human Resources Consulting (Mercer”), a global human resources consulting firm, to assist management and the Committee in a comprehensive evaluation of the Company’s executive compensation program. Mercer assisted the Company by reviewing the Company’s executive compensation strategy and providing compensation benchmarks to the Committee for each Named Executive Officer, including comparisons of base salary, cash incentives and equity-based compensation. Mercer also provided the Committee with other relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers. The Committee has continued to consult with Mercer on executive compensation issues since the 2006 comprehensive review. The Company from time to time uses Mercer for various other employee benefit matters.

The Committee made no grants of equity-based awards to the Named Executive Officers from 2002 through 2006 although the Committee did make grants of equity-based awards in 2007. The Committee currently plans to consider additional grants on an annual basis in conjunction with its review and approval of annual salaries, short-term cash incentives and financial operating goals. The Committee may grant equity-based awards on a periodic basis, particularly in connection with promotions, exceptional performance or changes in a Named Executive Officer’s level of responsibility.

During its comprehensive review in 2006, the Committee compared each element of compensation for the Named Executive Officers against a peer group of companies in the healthcare industry. The Company used the following companies for compensation benchmarking purposes: 1) its publicly reported industry peer group: Amedisys, Inc., Gentiva Health Services, Inc., National Home Health Care, LHC Group Inc., and 2) a health care industry survey group compiled by Mercer so that market conditions could also be appropriately considered. These peer groups may be periodically reviewed and updated by the Committee based upon recommendations from Mercer. The Committee believes these peer companies have competed for executives with similar talents and expertise to those of the Named Executive Officers.

Components of Executive Compensation

The Company’s executive compensation program uses the following elements to structure the total direct compensation for the Named Executive Officers:

•	base salary;
•	annual cash incentives; and
•	equity-based incentive compensation

The Company believes that the combination of these elements enables the Committee to award competitive total direct compensation between the 50 th and 75 th percentiles in the healthcare industry.

The Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or at risk” compensation, such as short-term cash incentives and equity. However, the Committee places a significant portion of total direct compensation for the Named Executive Officers at risk. At risk compensation under the Company’s cash incentive plans incentivizes the Named Executive Officers to reach or exceed desired financial operating goals. Moreover, at risk compensation under the Company’s equity incentive plans incentivizes the Named Executive Officers since the full benefit of equity-based compensation cannot be realized unless the Named Executive Officers are able to grow the value of the Common Stock over several years.

Base Salary

Base salaries are provided to the Named Executive Officers to compensate them for their services performed during the year. As part of its 2006 analysis, the Committee considered salary comparisons prepared by Mercer to determine if base salaries for the Named Executive Officers were competitive with similarly situated executives in the peer group and the healthcare industry generally. The Committee then undertook to generally structure base salaries to be in the range of the 50th to 75th percentile of its peer group, with the intent to move base salary closer to the 75th percentile of the peer group.

The base salary for each of Messrs. Yarmuth, Guenthner and Lyles has since been increased consistent with the cost-of-living increases awarded to employees generally in the Company. With respect to the other Named Executive Officers, the Committee has delegated discretion in this area to Mr. Yarmuth as chief executive officer. He has award annual increases to Ms. Liechty and Ms. Montville based on his subjective judgment of a number of factors. While certain aspects of performance of the Named Executive Officers can be measured in financial operating metrics, the Committee and Mr. Yarmuth also evaluate the Named Executive Officers in other performance areas that are more subjective. These areas include the success of the Named Executive Officer in developing and executing the Company’s strategic objectives, capitalizing on growth opportunities, addressing significant challenges affecting the Company, developing key employees and exercising leadership. Mr. Yarmuth’s establishment of base salaries for Ms. Liechty and Ms. Montville reflected his judgment with respect to their favorable job performance, increases in executive officer responsibility, an assessment of overall Company performance, and general market salary increases for all employees.

Cash Incentives

Under the Company’s executive compensation program, a significant portion of total cash compensation for the Named Executive Officers is subject to the attainment of measurable financial operating goals. This approach creates a direct incentive for the Named Executive Officers to achieve pre-established performance objectives and places a significant percentage of each Named Executive Officer’s total direct compensation at risk.

The Company maintains an annual cash incentive plan under which the Committee establishes annual financial operating goals for the Company’s key employees, including the Named Executive Officers. For 2007, if the targeted level of earnings per share of $1.21 were achieved, the Committee would award a target bonus amount to Messrs. Yarmuth, Guenthner and Lyles based on a targeted percentage of their base salary. If earnings per share of $1.05 were achieved, the Committee would award a bonus equal to 50% of the target bonus amount. If earnings per share of $1.40 or greater were achieved, the Committee would award a bonus equal to 150% of the target bonus amount. The target bonus amounts as a percent of base salary for 2007 for these persons were based upon their respective levels of management responsibility and the recommendations in the 2006 Mercer analysis. The target bonus amounts as a percent of base salary were as follows: Mr. Yarmuth - 65%; Mr. Guenthner - 50%, and Mr. Lyles - 45%. The awards under these plans are formulaic, based upon the achievement of financial operating goals established by the Committee. Nevertheless, the Committee retains the discretion to increase or decrease cash incentive awards for unforeseen events or circumstances, including restatements to the Company’s financial statements.

Because the Company earned $1.40 per share in 2007 and satisfied the criteria for payment of the maximum bonus amounts, each of these officers received a cash bonus equal to 150% of the target bonus amount. The Committee delegated to Mr. Yarmuth discretion in the payment of cash bonus amounts to Ms. Liechty and Ms. Montville. Based on the Company’s achievement of earnings per share of $1.40 and his review of their performance and management responsibilities, Ms. Liechty was awarded a cash bonus of $102,000 and Ms. Montville was awarded a cash bonus of $75,000.

Equity-Based Compensation

Although no equity-based awards were made to the Named Executive Officers from 2002 to 2006, the Committee granted equity-based awards in 2007 and plans to use equity-based compensation as a key component of its overall executive compensation strategy in the future. Such awards provide a direct and long-term link between the results achieved for the Company’s shareholders and the total direct compensation provided to the Named Executive Officers. Stock-based compensation is designed to retain the Named Executive Officers through time-based vesting conditions and to motivate them to enhance the value of the Common Stock by aligning the financial interests of the Named Executive Officers with those of the Company’s shareholders. Equity-based compensation also provides an effective incentive for management to create shareholder value over several years since the full benefit of this element of compensation is primarily realized as a result of the appreciation in the price of the Common Stock.

The Company does not currently have a security ownership policy for its Named Executive Officers or its Directors. The Committee generally does not take into consideration equity awards granted in previous years when evaluating awards for the current year.

The Committee does not grant options with an exercise price that is less than the closing price of the Common Stock on the Nasdaq on the grant date (fair market value) and it does not grant stock options that are priced on a date other than the grant date.

The amount of equity awarded to the Named Executive Officers is based upon a number of factors. First, the Committee considers an overall assessment of the Company’s performance and the equity granting practices of other companies in the healthcare industry and its peer group. In addition, the Committee considers information prepared by Mercer with respect to the equity awards and considers the relative costs. In making stock option awards for 2007, the Committee considered Mercer’s recommendation to frame the awards by creating a target value” of the award by multiplying a market based percentage for equity compensation times the executive’s annual base salary. (The 2007 option awards were based on the following percentage targets for Messrs. Yarmuth, Guenthner and Lyles: 100%, 65% and 50%, as adjusted by the Committee.) Then the tentative number of option shares to grant was calculated by dividing that value” by the fair market value of one option share using the Monte Carlo option valuation model. The Committee then considered the overall performance of each of Messrs. Yarmuth, Guenthner and Lyles and his actual and potential contribution to the Company’s growth and long-term performance in determining individual awards. The Chief Executive Officer also provided an assessment of the overall level of performance for the other Named Executive Officers. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each Named Executive Officer. Based on these assessments, the Committee determined the actual award for each of Messrs. Yarmuth, Guenthner and Lyles. The number of options was then rounded to the nearest thousand share number. The Committee followed the recommendation of Mr. Yarmuth with respect to the award of stock options to Ms. Liechty and Ms. Montville in 2007; these amounts were based upon their relative management responsibility within the Company. All options awarded in 2007 will vest in four equal annual installments beginning on the first anniversary of the date of grant.

Section 401(k) Plan and Other Perquisites and Benefits

The Company maintains a Section 401(k) plan (the 401(k) Plan”) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees may contribute up to the limit prescribed by the IRS, on a pre-tax basis. The Named Executive Officers are eligible to contribute on a pre-tax basis at a discretionary level, which varies annually based upon results of the Plan’s prior year non-discrimination testing. After one year of service, the Company matches 25% of the first 5% of pay that a participant contributes to the 401(k) Plan and may also provide additional profit sharing contributions based upon the Company’s achievement of financial goals established by the Committee. All employee contributions to the 401(k) Plan are fully vested upon contribution and the Company’s matching contribution vests in full immediately once the employee has three years of service. Contributions to the 401(k) Plan by the Named Executive Officers are usually limited by IRS rules.

Employment and Other Agreements

The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board, President and Chief Executive Officer. The parties entered into the agreement effective January 1, 1996. The agreement includes a covenant not to compete for a period of two years following Mr. Yarmuth’s termination as an employee of the Company. As described elsewhere herein, the agreement also provides for payments to be made to Mr. Yarmuth under certain circumstances upon his termination of employment.

The Company has no other employment agreements.

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally provides that the compensation paid by publicly held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1,000,000 per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by shareholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted Common Stock. Although the Company currently attempts to structure all incentive compensation to be deductible for federal income tax purposes, the Company’s primary policy is to maximize the effectiveness of the Company’s executive compensation program. In that regard, the Committee intends to remain flexible to take actions which are deemed to be in the best interests of the Company and its shareholders. Such actions have not always qualified for tax deductibility under the Code and may not do so in the future.

Beginning on January 1, 2006, the Company began accounting for equity-based incentive compensation in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123R”).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the Nasdaq listing standards. The Committee is composed of Messrs. Jonathan D. Goldberg (Chairman), Steven B. Bing, Donald G. McClinton, W. Earl Reed, III and Tyree G. Wilburn. The Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and stock-based incentive compensation plans for the executive officers of the Company.

The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section with management. Based upon the foregoing review and discussion with management, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section be included in this proxy statement.

All members of the Compensation Committee of the Company listed below submit the foregoing report.

COMPENSATION COMMITTEE:	Jonathan D. Goldberg, Chairman
Steven B. Bing
Donald G. McClinton
W. Earl Reed, III
Tyree G. Wilburn

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three directors, all of whom meet the current NASDAQ Marketplace Rules test for independence. The Committee acts under a written charter adopted by the Board. The Audit Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended December 31, 2007 (the "Audited Financial Statements").

•	The Audit Committee reviewed and discussed the Company’s Audited Financial Statements with management;
•

The Audit Committee discussed with Ernst & Young LLP, the Company's independent auditors for fiscal 2007, the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380);

•

The Audit Committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with Ernst & Young LLP its independence from the Company and its management, and considered whether Ernst & Young LLP's provision of non-audit services to the Company was compatible with the auditor's independence; and

•

Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

AUDIT COMMITTEE:	Jonathan D. Goldberg
W. Earl Reed, III
Tyree G. Wilburn

Fees Paid to the Independent Auditors

Audit Fees

Ernst & Young LLP charged to the Company an aggregate amount of $602,000 and $189,000 for professional services rendered for fiscal year 2007 and fiscal year 2006, respectively, for the audit of the Company’s annual financial statements, the reviews of the Company’s financial statements included in the Company’s reports on Form 10-Q, the review of internal control over financial reporting and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Ernst & Young LLP charged to the Company an aggregate amount of $17,000 and $17,000 for assurance and related services rendered for fiscal year 2007 and fiscal year 2006, respectively, that are primarily related to the audit of the Company’s 401(k) employee benefit plan.

Tax Fees

Ernst & Young LLP charged to the Company an aggregate amount of $144,000 and $178,000 for professional services rendered for fiscal year 2007 and fiscal year 2006, respectively, for tax compliance, tax advice, and tax planning.

All Other Fees

There were no other services or fees provided by Ernst & Young LLP in 2007 and 2006.

Pre-Approval Policies and Procedures

During fiscal year 2007, the Audit Committee approved all audit, audit-related and non-audit services provided to the Company by Ernst & Young LLP before management engaged the auditor for those purposes. The Audit Committee’s current practice is to consider for pre-approval all audit, audit-related, tax and non-audit services proposed to be provided by our independent auditors for the fiscal year.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

The Company's by-laws, copies of which are available from the Company’s Secretary, require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the President or Secretary of the Company not less than thirty days before the annual meeting. This notice must include a brief description of the business desired to be brought before the annual meeting, the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known to support such business, the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to support such business on the date of such notice and any material interest the stockholder has in such business. Similar requirements are set forth in the Company’s by-laws with respect to stockholders desiring to nominate candidates for election as director. See "Policy Regarding Consideration of Candidates for Director" in this proxy statement for more information. If a stockholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement, such matter must be submitted to the Company no later than May [*], 2009.

SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

STOCKHOLDERS' COMMUNICATIONS WITH THE BOARD

Stockholders that want to communicate in writing with the Board, or specified directors individually, may send proposed communications to the Company’s Secretary, C. Steven Guenthner, Almost Family, Inc., 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223. The proposed communication will be reviewed by the Audit Committee and legal counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of the Company, it is expected that the communication will receive favorable consideration for presentation to the Board or appropriate director(s).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Section 16(a) of the Securities Exchange Act of

1934 provides that any profit realized by an insider form any purchase and sale, or sale and purchase, of the Company's equity securities within less than six months must be disgorged to the Company. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all Section 16(a) reports were filed on a timely basis during fiscal 2007, except Anne Liechty failed to timely report a sale of 714 shares, which error was corrected through the subsequent late filing of the Form 4.

FORM 10-K

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 12, 2008, and as amended on April 29, 2008, accompanies this proxy statement. The Company's Annual Report does not form any part of the material for solicitation of proxies.

Any stockholder who wishes to obtain a copy of the Company's Annual Report on From 10-K for fiscal 2007, as amended, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may send a written request to C. Steven Guenthner, Almost Family, Inc., 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223. The Company charges $0.25 per page for exhibits to cover the Company's costs in furnishing such copies.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

C. Steven Guenthner

Secretary

Louisville, Kentucky

September [*], 2008

x	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ALMOST FAMILY, INC.

ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		For		With- hold	For All Except
		1. ELECTION OF DIRECTORS: (except as marked to the contrary below):	☐	☐	☐

The undersigned, a stockholder of ALMOST FAMILY, INC., a Delaware corporation (the “Company”), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting on Monday, October 13, 2008, at 9:00 a.m. local time, and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

William B. Yarmuth, Steven B. Bing, Donald G. McClinton,
Tyree G. Wilburn, Jonathan D. Goldberg, W. Earl Reed III, and
Henry M. Altman, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors for the Company	☐	☐	☐

		3. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION to increase the number of authorized shares of Company common stock.	☐	☐	☐

4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

Please be sure to sign and date this Proxy in the box below.	Date

This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE INDIVIDUALS NOMINATED AS DIRECTORS AND FOR APPROVAL OF PROPOSALS 2 AND 3.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided

ALMOST FAMILY, INC.

9510 Ormsby Road, Suite 300, Louisville, Kentucky 40223

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